SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2003 (September 5, 2003)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19364	62-1117144

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 665-1122

(Former name or former address, if changed since last report)

BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENTS OF STOCKHOLDERS’ EQUITY
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
UNAUDITED BALANCE SHEET
UNAUDITED STATEMENTS OF OPERATIONS
UNAUDITED STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
SIGNATURE
Exhibit Index
Ex-10.1 Revolving Credit and Term Loan Agreement
Ex-10.2 Form of Revolving Credit Note
Ex-10.3 Form of Term Note
Ex-10.4 Form of Swingline Note
Ex-10.5 Form of Subsidiary Guaranty Agreement
Ex-23.1 Consent of Independent Auditors

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

This Form 8-K/A amends the Registrant’s current report on Form 8-K dated September 9, 2003 to include the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits).

(a)	Financial Statements of Businesses Acquired:

1.	Independent Auditors’ Report.

2.	Balance sheets of StatusOne Health Systems, Inc. as of December 31, 2002 and 2001.

3.	Statements of operations of StatusOne Health Systems, Inc. for the years ended December 31, 2002 and 2001.

4.	Statements of stockholders’ equity of StatusOne Health Systems, Inc. for the years ended December 31, 2002 and 2001.

5.	Notes to audited financial statements.

6.	Unaudited balance sheet of StatusOne Health Systems, Inc. as of May 31, 2003.

7.	Unaudited statements of operations of StatusOne Health Systems, Inc. for the five months ended May 31, 2003 and 2002.

8.	Unaudited statements of cash flows of StatusOne Health Systems, Inc. for the five months ended May 31, 2003 and 2002.

9.	Notes to unaudited financial statements.

(b)	Pro Forma Financial Information:

1.	Unaudited pro forma combined balance sheet of American Healthways, Inc. as of May 31, 2003.

2.	Unaudited pro forma combined statements of operations of American Healthways, Inc. for the year ended August 31, 2002 and the nine months ended May 31, 2003.

3.	Notes to unaudited pro forma combined balance sheet and statements of operations.

(c)	Exhibits:

10.1	Revolving Credit and Term Loan Agreement between American Healthways, Inc. and SunTrust Bank as Administrative Agent, National City Bank as Documentation Agent, and U.S. Bank, N.A., as Syndication Agent, dated September 5, 2003. (The schedules and exhibits to this agreement are omitted pursuant to SEC regulations but will be provided supplementary to the Commission upon request).

10.2	Form of Revolving Credit Note.

10.3	Form of Term Note.

10.4	Form of Swingline Note.

10.5	Form of Subsidiary Guaranty Agreement between American Healthways, Inc. and SunTrust Bank as Administrative Agent.

23.1	Consent of Ernst & Young LLP.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of StatusOne Health Systems, Inc.

We have audited the accompanying balance sheets of StatusOne Health Systems, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StatusOne Health Systems, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP
Nashville, Tennessee
August 15, 2003 (except with respect to the matters discussed in Note 9, as to which the date is September 5, 2003)

STATUSONE HEALTH SYSTEMS, INC.

BALANCE SHEETS

	December 31,

	2002	2001

Assets:
Current assets:
Cash and cash equivalents	$3,692,163	$2,305,115
Investments	392,006	188,570
Accounts receivable	301,613	318,891
Prepaid expenses and other current assets	109,050	128,851
Deferred tax assets	262,234	94,694

Total current assets	4,757,066	3,036,121
Property and equipment:
Leasehold improvements	39,219	3,484
Computer and phone equipment	612,613	229,210
Software development costs	39,939	39,939
Furniture and fixtures	258,126	151,280

Total	949,897	423,913
Less accumulated depreciation	(248,316)	(120,860)

Net property and equipment	701,581	303,053
Other assets:
Security deposits	33,032	26,275
Deferred tax assets	67,270	56,216

Total assets	$5,558,949	$3,421,665

Liabilities:
Current liabilities:
Trade accounts payable	$103,948	$152,595
Employee compensation accruals	1,903,135	892,821
Deferred license fees	296,983	—
Deferred start-up fees	90,000	84,442
Other accrued expenses	117,153	13,452
Accrued taxes	804,262	113,608
Billings in excess of earnings	233,468	1,471,995

Total current liabilities	3,548,949	2,728,913
Deferred start-up fees	235,042	188,500
Stockholders’ equity:
Common stock — Class A $.001 par value, 5,500,000 shares authorized; 5,152,000 shares issued and outstanding	5,152	5,152
Common stock — Class B $.001 par value, 4,500,000 shares authorized; 257,712 shares issued and outstanding	258	258
Additional paid-in capital	22,590	22,590
Retained earnings	1,773,132	496,009
Unrealized losses on investments, net of income taxes	(26,174)	(19,757)

Total stockholders’ equity	1,774,958	504,252

Total liabilities and stockholders’ equity	$5,558,949	$3,421,665

See accompanying notes to the financial statements.

STATUSONE HEALTH SYSTEMS, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2002	2001

Net revenues	$14,102,241	$7,267,816
Expenses:
Employee compensation expenses	9,940,481	5,946,467
Other operating expenses	1,963,503	907,348
Depreciation and amortization	127,456	61,511

	12,031,440	6,915,326

Operating income	2,070,801	352,490
Interest and dividend income	66,200	111,767

Income before provision for income taxes	2,137,001	464,257
Provision for income taxes	859,878	186,074

Net income	$1,277,123	$278,183

Basic income per share	$0.24	$0.05

Diluted income per share	$0.23	$0.05

Weighted average shares and equivalents
Basic	5,409,712	5,409,712
Diluted	5,623,725	5,535,819

See accompanying notes to the financial statements.

STATUSONE HEALTH SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock

	Class A		Class B		Additional		Unrealized
					Paid in	Retained	Losses on
	Shares	Amount	Shares	Amount	Capital	Earnings	Investments	Total

Balance, December 31, 2000	5,152,000	$5,152	257,712	$258	$22,590	$217,826	$(5,932)	$239,894
Net income	–	–	–	–	–	278,183	–	278,183
Unrealized losses on securities, net of income taxes of $9,217	–	–	–	–	–	–	(13,825)	(13,825)

Total comprehensive income	–	–	–	–	–	–	–	264,358

Balance, December 31, 2001	5,152,000	5,152	257,712	258	22,590	496,009	(19,757)	504,252
Net income	–	–	–	–	–	1,277,123	–	1,277,123
Unrealized losses on securities, net of income taxes of $4,278	–	–	–	–	–	–	(6,417)	(6,417)

Total comprehensive income	–	–	–	–	–	–	–	1,270,706

Balance, December 31, 2002	5,152,000	$5,152	257,712	$258	$22,590	$1,773,132	$(26,174)	$1,774,958

STATUSONE HEALTH SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2002	2001

Cash flows from operating activities:
Net income	$1,277,123	$278,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	127,456	61,511
Changes in operating assets and liabilities:
Accounts receivable	17,278	(268,761)
Prepaid expenses and other current assets	19,801	(97,345)
Security deposits	(6,757)	(25,000)
Trade accounts payable	(48,647)	(28,558)
Accrued expenses	1,114,015	761,226
Deferred license fees	296,983	—
Accrued taxes	690,654	(4,403)
Deferred tax assets	(178,594)	(84,492)
Deferred start-up fees	52,100	157,550
Billings in excess of earnings	(1,238,527)	350,266

Net cash provided by operating activities	2,122,885	1,100,177

Cash flows from investing activities:
Purchase of property and equipment, net	(525,984)	(163,488)
Sale (purchase) of investments, net	(209,853)	545,418

Net cash provided by (used in) investing activities	(735,837)	381,930

Net increase in cash and cash equivalents	1,387,048	1,482,107
Cash and cash equivalents, beginning of year	2,305,115	823,008

Cash and cash equivalents, end of year	$3,692,163	$2,305,115

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$633	$1,258

Cash paid during the year for income taxes	$935,841	$250,662

See accompanying notes to the financial statements.

STATUSONE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

1. Summary of Significant Accounting Policies

Organization

StatusOne Health Systems, Inc. (the “Company”) was formed in 1997 and incorporated under the laws of Massachusetts on October 1, 1997. Under a reorganization plan effective January 1, 2001, a Delaware corporation was formed, and substantially all assets and liabilities of the Massachusetts corporation were transferred to the Delaware corporation. The Company provides managed care organizations the ability to lower medical costs, reduce hospital admissions and improve the functional status of its high-risk members. Managed care organizations have the option of purchasing the Company’s complete outsourced solution for high-risk care management or, alternatively, they can license the Company’s proprietary technology application, CareLink, along with training and consulting services to enable their own staff to provide the care management to high-risk members.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition and Accounts Receivable

Fees under the Company’s contracts with customers are generally determined by multiplying a contractually negotiated rate per health plan member per month (“PMPM”) by the total number of health plan members during the month. In some contracts, the PMPM rate may differ between health plan product groups (e.g., PPO, HMO, Medicare). These contracts are generally for terms of five years with provisions for subsequent renewal and are terminable with a required notice period at any time. Some of the Company’s contracts in 2002 and 2001 (comprising approximately 18% and 52% of the Company’s net revenues recorded in 2002 and 2001, respectively) are performance-based and subject to refund should certain performance targets not be met. The Company earns performance-based fees upon achieving a targeted percentage reduction in the customer’s healthcare costs, in addition to clinical and other criteria that focus on improving the health of the members, compared to a baseline year.

The Company bills its customers each month for the entire amount of fees contractually due for that month’s enrollments, which always includes the amount, if any, that may be subject to refund. The Company recognizes the fixed portion of the monthly fees during the period the services are performed and any performance-based fees are deferred until a final settlement is reached with the customer. The amounts deferred are included in billings in excess of earnings on the balance sheets. At the end of each contract year, a contract reconciliation is performed to determine if the cost savings targets have been met. Based on the results of the contract reconciliation and/or negotiations with the customer, the Company may recognize additional revenue and/or refund fees to the customer. During the years ended December 31, 2002 and 2001, the Company recognized approximately $606,000 and $0, respectively, of performance-based fees as the result of final settlements with customers.

Certain customers pay license fees in advance of the performance of services. These license fees are deferred and recognized in the period in which the services are performed.

At the inception of each contract, prior to the initiation of service, customers pay certain start-up fees to the Company. These fees are deferred over the original term of the contract.

During the years ended December 31, 2002 and 2001, approximately 62% and 72%, respectively, of the Company’s revenues were derived from contracts with three healthcare organizations. During 2001, three contracts each comprised more than 10% of the Company’s revenues. During 2002, one of these contracts was terminated and a contract with a new health plan comprising more than 10% of the Company’s 2002 revenues was added.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company’s credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits. Accounts receivable consists of amounts due from customers.

The Company had three customers that represented 92% of accounts receivable at December 31, 2002. The Company had a different customer that represented 74% of accounts receivable at December 31, 2001.

The Company considers all accounts receivable to be fully collectible and has not provided an allowance for uncollectible accounts. The Company continually reviews the collectibility of its accounts receivable.

Income Taxes

The Company files Federal and state tax returns and computes its income tax provision under Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” This statement requires the Company to record deferred income taxes for the differences between the book and tax bases of its assets and liabilities.

Property and Equipment

Property and equipment is recorded at cost and includes expenditures that increase value or extend useful lives. The cost of maintenance and repairs is expensed in the period incurred.

Depreciation is computed over the estimated useful lives of assets using the straight-line method. The company’s leasehold improvements, computer and phone equipment, and software development costs are depreciated over five years. Furniture and fixtures are depreciated over seven years.

The Company has capitalized certain software development costs associated with the development of CareLink in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.” Amortization of these software development costs for the years ended December 31, 2002 and 2001 was $8,000. As of December 31, 2002 and 2001, the net value of the software development costs was approximately $3,500 and $11,500, respectively.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” requires that changes in the amounts of certain items, including unrealized gains and losses on marketable securities, be shown in the financial statements. The Company has elected to disclose comprehensive income, which includes net income and unrealized gains and losses on marketable securities, in the statements of stockholders’ equity.

Net Income Per Share

Net income per share is reported under SFAS No. 128, “Earnings per Share.” The presentation of basic earnings per share is based upon average common shares outstanding during the period. Diluted earnings per share is based on average common shares outstanding during the period plus the dilutive effect of stock options outstanding.

Investments

The Company considers its investments in debt and equity securities as available for sale securities. Unrealized gains and losses are recorded in stockholders’ equity in accordance with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” Realized gains and losses are recorded in the statements of operations upon disposition. Realized gains and losses from securities sales are determined on the specific identification of the securities.

Medicare Coordinated Care Demonstration Project

Effective July 20, 2001, the Company has contracted with the Washington University Physician Network (“WUPN”) to deliver care management services to members of the Medicare fee-for-service population in the St. Louis area under the Medicare Coordinated Care Demonstration (“MCCD”) Project, which is sponsored by the Centers for Medicare and Medicaid Services (“CMS”). The MCCD Project earns a monthly fee per enrollee from CMS by delivering care management service to Medicare beneficiaries who have agreed to participate in the program. PMPM fees earned are then allocated to the Company and WUPN based on the terms of the contract between the Company and WUPN. The contract between the Company and WUPN remains in effect through January 2006 but is terminable without cause by either party upon 180 days written notice. The Company first recorded revenue under the MCCD Project in 2002, recognizing approximately $48,000 of such revenue through December 31, 2002.

Recently Issued Accounting Standards

Effective January 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business (as previously defined in that Opinion). The adoption of SFAS No. 144 has not had a material effect on the Company’s financial position or results of operations.

On December 31, 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123 “Accounting for Stock-Based Compensation”, to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB No. 28, “Interim Financial Reporting,” to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for the compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB No. 25, “Accounting for Stock Issued to Employees.”

At December 31, 2002, the Company had equity incentive plans, which are described more fully in Note 3. The Company accounts for those plans under the recognition and measurement principles of APB No. 25. No employee compensation cost for the Company’s stock options is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share for the years ended December 31, 2002 and 2001 if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	For the Years Ended December 31,

	2002	2001

Net income, as reported	$1,277,123	$278,183
Less: stock-based compensation expense, net of income taxes, as determined under SFAS No. 123	(95,560)	(29,091)

Pro forma net income	$1,181,563	$249,092

As reported:
Basic income per share	$0.24	$0.05
Diluted income per share	$0.23	$0.05
Pro forma:
Basic income per share	$0.22	$0.05
Diluted income per share	$0.21	$0.04

The effect of applying SFAS No. 123 for disclosing compensation costs under such pronouncement may not be representative of the effects on reported net income available to common stockholders for future years.

2. Investments

Investments consist of the following:

	December 31, 2002		December 31, 2001

	Cost	Market Value	Cost	Market Value

Available for sale:
Certificates of deposit	$195,000	$195,374	$—	$—
Mutual funds	240,629	196,632	221,498	188,570

	$435,629	$392,006	$221,498	$188,570

There were no dispositions of investments during 2002. Proceeds from the sale of investments in available for sale securities during the year ended December 31, 2001 were $606,000. Gross investment gains of $3,091 were realized on these sales during the year ended December 31, 2001.

3. Stockholders’ Equity

Common Stock

The Company has authorized up to 5,500,000 shares of Class A common stock and 4,500,000 shares of Class B common stock. The holders of Class A common stock are entitled to one vote for each share of stock held, while holders of Class B common stock are not entitled to vote on any matter. Dividends may be declared on either class of common stock as funds are available; however, no dividends have been paid since inception.

Stock Option Plan

The Company has equity incentive plans under which, among other things, incentive stock options and nonqualified stock options may be granted to certain employees and non-employee directors by the executive committee of the Board of Directors. The options for the purchase of Class B common stock are granted with exercise prices equal to the estimated fair value of the Class B common stock at the date of grant. Options granted to employees are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. Options granted to non-employee directors are generally exercisable immediately. Options expire ten years from the grant date.

A summary of the status of the Company’s options is as follows:

	Number of	Weighted Average
	Shares	Exercise Price

Outstanding at December 31, 2000	294,000	$0.54
Granted	266,700	1.88
Canceled	(6,200)	1.88
Exercised	—	—

Outstanding at December 31, 2001	554,500	1.17
Granted	550,000	3.44
Canceled	(61,250)	2.70
Exercised	—	—

Outstanding at December 31, 2002	1,043,250	2.28

The weighted average fair value of options granted during 2002 and 2001 was $0.67 and $0.50 per option, respectively, based on the estimated fair value using the Black-Scholes option-pricing model.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

	December 31,

	2002	2001

Expected dividend yield	0.0%	0.0%
Expected stock price volatility	0.0%	0.0%
Risk-free interest rate	3.4%	4.8%
Expected life of options	7 years	7 years
Forfeiture rate	5.2%	5.2%

Stock options outstanding at December 31, 2002 are summarized below:

		Weighted average
	Options outstanding	remaining	Options exercisable	Weighted average
	at December 31,	contractual life in	at December 31,	exercise price of
Exercise Price	2002	years	2002	options exercisable

$0.54	294,000	7.4	294,000	$0.54
$1.88	231,250	8.4	6,000	1.88
$3.44	518,000	9.4	–	–

	1,043,250	8.6	300,000	0.57

4. Profit Sharing Plan

The Company has a profit sharing plan that covers all employees as they become eligible. The Company’s contributions to its profit sharing trust fund are based solely on management’s discretion.

The Company also maintains a 401(k) plan that covers all employees as they become eligible. The Company’s contributions to the 401(k) plan are made at the discretion of the management and are part of the profit sharing trust funds.

Profit sharing expenses for the years ended December 31, 2002 and 2001 were $615,733 and $310,462, respectively and are included in employee compensation expenses in the accompanying statements of operations.

5. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences related to income taxes as shown on the balance sheets are as follows:

	2002	2001

Current deferred tax assets:
Accrued expenses not yet deductible for tax purposes	$89,991	$47,746
Revenues recognized for tax purposes but not for financial reporting purposes	154,794	33,777
Unrealized losses on investments	17,449	13,171

Net current deferred tax assets	$262,234	$94,694

Non-current deferred tax assets (liabilities):
Revenues recognized for tax purposes but not for financial reporting purposes	$94,017	$75,400
Expenses deductible for financial reporting purposes but not for tax purposes	11,500	—
Financial reporting over tax basis of long-lived assets	(38,247)	(19,184)

Net non-current deferred tax assets	$67,270	$56,216

The provision for income taxes was composed of the following components for the years ended December 31, 2002 and 2001:

	2002	2001

Current provision	$1,034,194	$261,348
Deferred benefit	(174,316)	(75,274)

Provision for income taxes	$859,878	$186,074

A reconciliation of the statutory income tax rate and effective tax rate as a percentage of income before provision for income taxes for the years ended December 31, 2002 and 2001 is as follows:

	2002	2001

Statutory federal rate	35.0%	35.0%
State taxes, net of federal benefit	5.0	5.0
Permanent differences	0.2	0.1

	40.2%	40.1%

6. Operating Leases

The Company has operating lease agreements principally for its corporate office space in Massachusetts and two operations centers in California. The present corporate office lease expires October 17, 2003. The two operations centers leases expire November 30, 2003 and January 31, 2006. Lease expense for the years ended December 31, 2002 and 2001 was $311,000 and $73,373, respectively, and is included in other operating expenses in the statements of operations.

Future minimum annual rental payments under these leases as of December 31, 2002 are as follows:

2003	$373,852
2004	264,581
2005	271,195
2006	22,738

7. Commitments and Contingencies

The Company is subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of any such legal proceedings would not have a material effect on the Company’s results of operations or financial position.

8. Related Party Transactions

The Company has a contract to provide access to its CareLink application with a clinic that owns 168,000 shares of the Company’s Class B common stock. In addition, the chief operating officer of this clinic is a member of the Company’s Board of Directors. For the year ended December 31, 2002 and 2001, the Company recorded revenues of $100,800 and $113,500, respectively, from this customer.

9. Subsequent Events

On April 7, 2003, the Company’s Board of Directors granted 25,000 shares of restricted Class B common stock to an employee at $3.44 per share in exchange for a non-negotiable promissory note of $86,000. The promissory note bears interest at 3.25% per annum and is due December 31, 2006.

On May 1, 2003 and July 7, 2003, the Company entered into two capital lease agreements for a new phone system and related equipment. The leases each have initial terms of 60 months and have total payments of $535,477 and $381,005, respectively.

On August 29, 2003, the Company’s Board of Directors accelerated the vesting provisions of 386,125 outstanding and previously unvested stock options, resulting in additional employee compensation expense in 2003 of approximately $2,700,000.

On August 29, 2003, the Company’s Board of Directors authorized and issued 1,000,000 shares of Class C common stock to certain holders of Class A and Class B common stock and to certain members of senior management. The Company received no consideration for the issuance of the Class C common stock. The Class C common stock is not entitled to vote on any matter.

On September 5, 2003, under an agreement and plan of merger, American Healthways, Inc. (“AMHC”), a provider of comprehensive disease management and care enhancement services, acquired 100% of the Company’s Class A, Class B and Class C common stock for $65,000,000 in cash through the merger of the Company with a wholly-owned subsidiary of AMHC. The cash was distributed to the holders of the Company’s Class A, Class B, and Class C common stock and holders of vested options to purchase Class B common stock. The Company’s agreement with AMHC requires AMHC to make an additional cash payment in September 2004 of up to $12,500,000 to certain holders of Class C common stock if certain revenue targets are achieved in the twelve months following AMHC’s acquisition of the Company.

STATUSONE HEALTH SYSTEMS, INC.
UNAUDITED FINANCIAL INFORMATION

UNAUDITED BALANCE SHEET
MAY 31, 2003

May 31,
2003

Current assets:
Cash and cash equivalents	$4,989,175
Investments	228,308
Accounts receivable	284,004
Prepaid expenses and other current assets	118,461
Deferred tax assets	252,843

Total current assets	5,872,791
Property and equipment:
Phone system	479,373
Leasehold improvements	48,498
Computer equipment	637,846
Software development	61,707
Furniture and fixtures	264,449

1,491,873
Less accumulated depreciation	(320,136)

1,171,737
Other assets:
Security deposits	33,032
Deferred tax assets	67,270

$7,144,830

Current liabilities:
Accounts payable	$104,985
Accrued employee compensation	1,376,201
Deferred license fees	296,983
Deferred start-up fees	95,680
Accrued taxes	955,892
Billings in excess of earnings	233,468
Other accrued expenses	68,297
Current portion of capital lease	26,269

Total current liabilities	3,157,775
Deferred start-up fees	191,862
Capital lease	390,168
Stockholders’ equity:
Common stock — Class A $.001 par value, 5,500,000 shares authorized, 5,152,000 shares outstanding	5,152
Common stock — Class B $.001 par value, 4,500,000 shares authorized, 259,712 shares outstanding	260
Additional paid-in capital	26,348
Retained earnings	3,385,352
Unrealized loss on investments, net of income taxes	(12,087)

Total stockholders’ equity	3,405,025

$7,144,830

See accompanying notes to the financial statements.

STATUSONE HEALTH SYSTEMS, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	Five Months Ended
	May 31,

	2003	2002

Net revenues	$9,916,119	$4,603,193
Expenses:
Employee compensation expenses	6,086,019	3,438,715
Other operating expenses	1,096,043	671,695
Depreciation and amortization	71,820	13,545

	7,253,882	4,123,955

Operating income	2,662,237	479,238
Interest and dividend income	24,800	19,232

Income before provision for income taxes	2,687,037	498,470
Provision for income taxes	1,074,817	199,388

Net income	$1,612,220	$299,082

Basic income per share	$0.30	$0.06

Diluted income per share	$0.28	$0.05

Weighted average shares and equivalents
Basic	5,411,712	5,409,712
Diluted	5,677,540	5,630,255

See accompanying notes to the financial statements.

STATUSONE HEALTH SYSTEMS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

	Five Months Ended
	May 31,
	2003	2002

Cash flows from operating activities:
Net income	$1,612,220	$299,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,820	13,545
Changes in operating assets and liabilities:
Accounts receivable	17,609	234,926
Prepaid expenses and other current assets	(9,411)	40,499
Trade accounts payable	1,037	(12,728)
Deferred license fees	—	129,000
Accrued taxes	151,630	28,283
Deferred tax assets	9,391	45
Deferred start-up fees	(37,500)	103,733
Accrued expenses	(575,790)	360,221
Other, net	—	107,713

Net cash provided by operating activities	1,241,006	1,304,319

Cash flows from investing activities:
Purchase of property and equipment, net	(125,539)	(318,994)
Sale (purchase) of investments, net	177,785	(8,988)

Net cash provided by (used in) investing activities	52,246	(327,982)

Cash flows from financing activities:
Exercise of stock options	3,760	—

Net cash flows provided by financing activities	3,760	—

Net increase in cash and cash equivalents	1,297,012	976,337
Cash and cash equivalents, beginning of period	3,692,163	2,305,115

Cash and cash equivalents, end of period	$4,989,175	$3,281,452

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,473	$312

Cash paid during the period for income taxes	$972,360	$171,105

Non-cash investing and financing activities:
During the five months ended May 31, 2003, a capital lease obligation of $416,437 was incurred when the Company entered into a lease for a new phone system and related equipment

See accompanying notes to the financial statements.

STATUSONE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2003 (UNAUDITED)

1. Unaudited Interim Information

The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations of StatusOne Health Systems, Inc. (the “Company”). The results of operations for the five months ended May 31, 2003 and 2002 are not necessarily indicative of the results that may be expected for a full year. The accompanying consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included herein for the fiscal years ended December 31, 2002 and 2001.

2. Revenue Recognition

Fees under the Company’s contracts with customers are generally determined by multiplying a contractually negotiated rate per health plan member per month (“PMPM”) by the total number of health plan members during the month. In some contracts, the PMPM rate may differ between health plan product groups (e.g., PPO, HMO, Medicare). These contracts are generally for terms of five years with provisions for subsequent renewal and are terminable with a required notice period at any time. The Company has previously earned performance-based fees upon achieving a targeted percentage reduction in the customer’s healthcare costs, in addition to clinical and other criteria that focus on improving the health of the members, compared to a baseline year. As of May 31, 2003, none of the Company’s contracts provide for performance-based fees.

The Company bills its customers each month for the entire amount of fees contractually due for that month’s enrollments, which always includes the amount, if any, that may be subject to refund. The Company recognizes the fixed portion of the monthly fees during the period the services are performed, and any performance-based fees are deferred until a final settlement is reached with the customer. The amounts deferred are included in billings in excess of earnings on the balance sheet. At the end of each contract year, a contract reconciliation is performed to determine if the cost savings targets have been met. Based on the results of the contract reconciliation and/or negotiations with the customer, the Company may recognize additional revenue and/or refund fees to the customer. During the five months ended May 31, 2003 and 2002, the Company did not recognize any performance-based fees as revenue.

3. Concentration of Credit Risk

The Company’s credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits. Accounts receivable consists of amounts due from customers.

One of the Company’s customers represents approximately 87% of accounts receivable at May 31, 2003. The Company considers all accounts receivable to be fully collectible and has not provided an allowance for uncollectible accounts. The Company continually reviews the collectibility of its accounts receivable.

4. Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” requires that changes in the amounts of certain items, including unrealized gains and losses on marketable securities, be shown in the financial statements. The components of comprehensive income for the five month periods ended May 31, 2003 and May 31, 2002 are as follows:

	Five Months Ended
	May 31,

	2003	2002

Net income	$1,612,220	$299,082
Unrealized gains on securities, net of income taxes of $9,391 and $45, respectively	14,087	68

Total comprehensive income	$1,626,307	$299,150

5. Net Income Per Share

Net income per share is reported under SFAS No. 128, “Earnings per Share.” The presentation of basic earnings per share is based upon average common shares outstanding during the period. Diluted earnings per share is based on average common shares outstanding during the period plus the dilutive effect of stock options outstanding.

6. Recently Issued Accounting Standards

On December 31, 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123 “Accounting for Stock-Based Compensation”, to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board (“APB”) No. 28, “Interim Financial Reporting,” to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for the compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB No. 25, “Accounting for Stock Issued to Employees.”

At May 31, 2003, the Company had equity incentive plans. The Company accounts for those plans under the recognition and measurement principles of APB No. 25. No employee compensation cost for the Company’s stock options is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share for the five months ended May 31, 2003 and 2002 if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Five Months Ended May 31,

	2003	2002

Net income, as reported	$1,612,220	$299,082
Less: stock-based compensation expense, net of income taxes, as determined under SFAS No. 123	(22,672)	(95,443)

Pro forma net income	$1,589,548	$203,639

As reported:
Basic income per share	$0.30	$0.06
Diluted income per share	$0.28	$0.05
Pro forma:
Basic income per share	$0.29	$0.04
Diluted income per share	$0.28	$0.04

The effect of applying SFAS No. 123 for disclosing compensation costs under such pronouncement may not be representative of the effects on reported net income available to common stockholders for future years.

7. Commitments and Contingencies

The Company is subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of any such legal proceedings would not have a material effect on the Company’s results of operations or financial position.

8. Related Party Transactions

The Company has a contract to provide access to its CareLink application with a clinic that owns 168,000 shares of the Company’s Class B common stock. In addition, the chief operating officer of this clinic is a member of the Company’s Board of Directors. Revenues from this customer were $42,000 for each of the five months ended May 31, 2003 and 2002.

9. Subsequent Events

On August 29, 2003, the Company’s Board of Directors accelerated the vesting provisions of outstanding and previously unvested stock options, resulting in additional employee compensation expense in 2003 of approximately $2,700,000.

On August 29, 2003, the Company’s Board of Directors authorized and issued 1,000,000 shares of Class C common stock to certain holders of Class A and Class B common stock and to certain members of senior management. The Company received no consideration for the issuance of the Class C common stock. The Class C common stock is not entitled to vote on any matter.

On September 5, 2003, under an agreement and plan of merger, American Healthways, Inc. (“AMHC”), a provider of comprehensive disease management and care enhancement services, acquired 100% of the Company’s Class A, Class B and Class C common stock for $65,000,000 in cash through the merger of the Company with a wholly-owned subsidiary of AMHC. The cash was distributed to the holders of the Company’s Class A, Class B, and Class C common stock and holders of vested options to purchase Class B common stock. The Company’s agreement with AMHC requires AMHC to make an additional cash payment in September 2004 of up to $12,500,000 to certain holders of Class C common stock if certain revenue targets are achieved in the twelve months following AMHC’s acquisition of the Company.

AMERICAN HEALTHWAYS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined statements of operations of American Healthways, Inc. for the year ended August 31, 2002 and nine months ended May 31, 2003, are presented to show the effects of the acquisition of StatusOne Health Systems, Inc. (“StatusOne”) as if it had occurred on September 1, 2001. The unaudited pro forma combined balance sheet reflects the pro forma balance sheet of American Healthways as if the acquisition had occurred as of May 31, 2003. The pro forma information is based on the historical financial statements of American Healthways and StatusOne, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial information.

The unaudited pro forma financial information does not purport to represent what American Healthways’ results of operations would have been had the transactions in fact occurred on the dates indicated above, nor to project American Healthways’ financial position or results of operations for any future date or period. In the opinion of American Healthways’ management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of American Healthways, Inc. and the related notes included in American Healthways’ 2002 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended May 31, 2003.

AMERICAN HEALTHWAYS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
MAY 31, 2003
(All amounts expressed in thousands)

					Pro forma
	Historical	Historical	Pro forma		Combined
	AMHC	StatusOne	Adjustments		Totals

Current assets:
Cash and cash equivalents	$34,602	$4,989	$(5,496	)(1)	$30,966
			(2,314	)(2)
			(815	)(3)
Restricted cash and cash equivalents	6,000	—			6,000
Investments	—	228			228
Accounts receivable, net
Billed	19,091	284			19,375
Unbilled	5,207	—			5,207
Prepaid expenses and other current assets	3,825	118			3,943
Deferred tax assets	1,313	253			1,566

Total current assets	70,038	5,872	(8,625)		67,285
Property and equipment	48,740	1,492			50,232
Accumulated depreciation	(22,607)	(320)			(22,927)

	26,133	1,172			27,305
Long-term deferred tax asset	942	67			1,009
Other assets, net	687	33	23,644	(1)	26,678
			2,314	(2)
Goodwill, net	44,438	—	39,263	(1)	83,701

	$142,238	$7,144	$56,596		$205,978

Current liabilities:
Accounts payable	$2,074	$105			$2,179
Accrued employee compensation	7,042	1,376			8,418
Accrued liabilities	2,914	461			3,375
Billings in excess of earnings	16,767	234			17,001
Income taxes payable	3,777	956			4,733
Current portion of long-term liabilities	853	26			879

Total current liabilities	33,427	3,158			36,585
Long-term debt	212	390	$60,000	(1)	60,602
Other long-term liabilities	3,977	192			4,169
Stockholders’ equity:
Preferred Stock	—	—			—
Common stock	16	5	(5	)(1)	16
Additional paid-in capital	71,358	26	(26	)(1)	71,358
Retained earnings	33,248	3,385	(815	)(3)	33,248
			(2,570	)(1)
Unrealized loss on investments, net of income taxes	—	(12)	12	(1)	—

Total stockholders’ equity	104,622	3,404	(3,404)		104,622

	$142,238	$7,144	$56,596		$205,978

See accompanying notes to the pro forma combined financial statements.

AMERICAN HEALTHWAYS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 2002
(All amounts expressed in thousands, except per share data)

					Pro forma
	Historical	Historical	Pro forma		Combined
	AMHC	StatusOne	Adjustments		Totals

Revenues	$122,762	$11,353			$134,115
Cost of services	84,845	7,612			92,457

Gross margin	37,917	3,741			41,658
Selling, general and administrative expenses	12,726	2,265			14,991
Depreciation and amortization	7,271	90	$3,860	(4)	11,221
Interest expense (income)	370	(72)	3,511	(5)	3,809

Income before income taxes	17,550	1,458	(7,371)		11,637
Income tax expense	7,195	583	(3,022	)(6)	4,756

Net income	$10,355	$875	$(4,349)		$6,881

Earnings per share:
Basic	$0.69				$0.46
Diluted	$0.64				$0.43
Weighted average shares and equivalents
Basic	14,973				14,973
Diluted	16,094				16,094

See accompanying notes to the pro forma combined financial statements.

AMERICAN HEALTHWAYS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MAY 31, 2003
(All amounts expressed in thousands, except per share data)

					Pro forma
	Historical	Historical	Pro forma		Combined
	AMHC	StatusOne	Adjustments		Totals

Revenues	$119,461	$16,107			$135,568
Cost of services	76,170	10,297			86,467

Gross margin	43,291	5,810			49,101
Selling, general and administrative expenses	12,230	1,490			13,720
Depreciation and amortization	7,923	149	$2,895	(4)	10,967
Interest expense (income)	438	(48)	2,633	(5)	3,023

Income before income taxes	22,700	4,219	(5,528)		21,391
Income tax expense	9,307	1,688	(2,267	)(6)	8,728

Net income	$13,393	$2,531	$(3,261)		$12,663

Earnings per share:
Basic	$0.87				$0.82
Diluted	$0.82				$0.77
Weighted average shares and equivalents
Basic	15,460				15,460
Diluted	16,405				16,405

See accompanying notes to the pro forma combined financial statements.

AMERICAN HEALTHWAYS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(All amounts expressed in thousands)

The accompanying pro forma combined balance sheet reflects the pro forma balance sheet of American Healthways, Inc. as if the acquisition of the outstanding common stock of StatusOne Health Systems, Inc. had occurred as of May 31, 2003. The accompanying pro forma combined statements of operations reflect the pro forma results of American Healthways, Inc. as if the acquisition of StatusOne Health Systems, Inc. had occurred on September 1, 2001.

PRO FORMA ADJUSTMENTS

1.	To reflect the allocation of the purchase price (consisting of a $60,000 term loan, cash payment of $5,000, and acquisition-related costs of $496) and eliminate equity of purchased company as follows:

Fair value of assets acquired	$2,589
Intangible assets:
Acquired technology	10,163
Customer contracts	9,137
Trade name	4,344
Goodwill	39,263

Total purchase price	$65,496

2.	To record deferred financing costs associated with $60,000 term loan.

3.	To adjust working capital of StatusOne to $1,900 in accordance with the agreement and plan of merger.

4.	To reflect additional amortization of identifiable intangible assets using the straight-line method of amortization and a five-year estimated useful life. The StatusOneSM trade name has an indefinite life and will not be amortized. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized but will be reviewed for impairment by reporting unit on an annual basis or more frequently whenever events and circumstances indicate that the carrying value of a reporting unit may not be recoverable.

5.	To reflect interest expense on $60,000 term loan and amortization of deferred financing costs associated with term loan.

6.	To record estimated federal and state income tax benefit at a combined rate of 41% as a result of the decrease in pro forma combined earnings before income taxes due to interest expense and the amortization of identifiable intangible assets.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc.

	By:	/s/ Mary A. Chaput

	Name: Title:	Mary A. Chaput Chief Financial Officer

Date: October 10, 2003

Exhibit Index

Exhibit No.	Description

10.1	Revolving Credit and Term Loan Agreement between American Healthways, Inc. and SunTrust Bank as Administrative Agent, National City Bank as Documentation Agent, and U.S. Bank, N.A., as Syndication Agent, dated September 5, 2003
10.2	Form of Revolving Credit Note
10.3	Form of Term Note
10.4	Form of Swingline Note
10.5	Form of Subsidiary Guaranty Agreement between American Healthways, Inc. and SunTrust Bank as Administrative Agent
23.1	Consent of Independent Auditors